Exhibit 99.1

PepsiCo Reaffirms Financial Guidance

PURCHASE, NY, November 11, 2004 -- PepsiCo (NYSE:PEP) today reaffirmed its 2005 and long-term financial guidance of mid single-digit volume and net revenue growth, and low double-digit EPS growth. The company re-confirmed its previous guidance in response to inquiries following comments made by a beverage competitor at an investor conference today.

PepsiCo is one of the world’s largest food and beverage companies with annual revenues of $27 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and juice drinks and Quaker foods.

Cautionary Statement

        This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

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